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                                                                     Exhibit D-9


                   [JONES, DAY, REAVIS & POGUE LETTERHEAD]


                               October 30, 1997


Lois D. Cashell, Secretary
Federal Energy Regulatory Commission
Washington, D.C. 20426


         Re:  Applicants' Acceptance of Conditions; Docket No. EC97-5-000

Dear Ms. Cashell:

         On October 29, 1997, the Commission issued an "Order Conditionally Authorizing [The Applicants'] Proposed Merger." Ordering Paragraph (I) directs the Applicants "to notify the Commission within 30 days of the date of this order whether they accept the conditions set forth in this order." The Applicants, in accordance with Ordering Paragraph (I), hereby notify the Commission they and FirstEnergy Corp. accept the conditions set forth in the Merger Authorization Order.


By /s/ Robert S. Waters for           By /s/ Robert S. Waters for
  -------------------------             --------------------------
  Terrance G. Linnert                   Anthony J. Alexander
  Senior Vice President                 Executive Vice President
   and General Counsel                   and General Counsel
  Centerior Energy Corporation          Ohio Edison Company
  6200 Oak Tree Boulevard               76 South Main Street
  Independence, Ohio 44131              Akron, Ohio 44308

                                        Robert S. Waters
                                        Jones, Day, Reavis, & Pogue
                                        1450 G Street, N.W.
                                        Washington, D.C. 20005

                                        Their Attorneys

cc: All Parties